May 18, 2026

Direct Digital Holdings, Inc.
1177 West Loop South, Suite 1310
Houston, TX 77027

Re: Committed Equity Facility

Ladies and Gentlemen:

Reference is made to that certain Common Stock Purchase Agreement, dated as of April 28, 2026 (the “Purchase Agreement”), by and between Direct Digital Holdings, Inc., a Delaware corporation (the “Company”), and Roth Principal Investments, LLC (the “Investor”). Capitalized terms used without definition herein shall have the meanings assigned thereto in the Purchase Agreement.

As a condition for the commencement of sales under the Purchase Agreement, and notwithstanding anything to the contrary contained in the Purchase Agreement, including Section 10.1(i) thereof, the Investor agrees that in connection with each Purchase the Investor shall reimburse the Company for the costs and expenses incurred by the Company in connection with such Purchase in an amount equal to 0.6% of the VWAP used to calculate the applicable Purchase Price for such Purchase.

No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Investor and the Company.

Except as expressly set forth herein, this letter agreement is not intended to supersede or waive any provisions of the Purchase Agreement or the Registration Rights Agreement, or otherwise modify the rights and obligations of the parties thereunder.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

This letter agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) evidencing an intent to sign this letter agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this letter agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.
ROTH PRINCIPAL INVESTMENTS, LLC
By: /s/ Joe Tonnos
Name: Joe Tonnos
Title: Co-President

[Signature Page to Letter Agreement]

Accepted and agreed to as of the date first set forth above.
DIRECT DIGITAL HOLDINGS, INC.
By: /s/ Keith Smith
Name: Keith Smith
Title: President

[Signature Page to Letter Agreement]